SCHEDULE 14A INFORMATION
   Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                      1934
                                (Amendment No.__)

Filed by the Registrant                                  |X|
Filed by a Party other than the Registrant               |_|

Check the appropriate box:

|X|   Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|_|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to ss. 240.14a-12

                               GraphOn Corporation
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                (Name of Registrant as Specified In Its Charter)

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     (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box)

|X|   No fee required.
|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.    Title of each class of securities to which transaction applies:

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2.    Aggregate number of securities to which transaction applies:

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3.    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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4.    Proposed maximum aggregate value of transaction:

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5.    Total fee paid:

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|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

6. Amount Previously Paid:

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7. Form, Schedule or Registration Statement No.:

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8. Filing Party:

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9. Date Filed:

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


PRELIMINARY COPY

                               GRAPHON CORPORATION
                               3130 Winkle Avenue
                          Santa Cruz, California 95065

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                          To Be Held On March 29, 2005

Dear Stockholder:

      You are cordially invited to attend a Special Meeting of Stockholders of GraphOn Corporation, a Delaware corporation ("GraphOn"). The meeting will be held on Tuesday, March 29, 2005 at 9:00 a.m., local time, at 3130 Winkle Avenue, Santa Cruz, California for the purpose of considering and approving an amendment to GraphOn's Certificate of Incorporation to increase the authorized number of shares of common stock from 45,000,000 to 195,000,000 shares, as well as conducting any other business that may properly come before the meeting or any adjournment thereof.

      This item of business is more fully described in the Proxy Statement accompanying this Notice.

      The record date for the Special Meeting is February 22, 2005. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

                               By Order of the Board of Directors

                               /s/ WILLIAM SWAIN

                               William Swain, Secretary

Santa Cruz, California
February __, 2005



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You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.
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                                       2

                               GRAPHON CORPORATION
                               3130 Winkle Avenue
                          Santa Cruz, California 95065

                                 PROXY STATEMENT
                       FOR SPECIAL MEETING OF STOCKHOLDERS

                                 March 29, 2005

           QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

      We sent you this proxy statement and the enclosed proxy card because the Board of Directors of GraphOn Corporation ("GraphOn") is soliciting your proxy to vote at the Special Meeting of Stockholders. You are invited to attend the special meeting to vote on the proposal described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

      We intend to mail this proxy statement and accompanying proxy card on or about February 24, 2005 to all stockholders of record entitled to vote at the special meeting.

Who can vote at the special meeting?

      Only stockholders of record at the close of business on February 22, 2005 will be entitled to vote at the special meeting. On this record date, there were [_________] shares of common stock and 148,148 shares of Series A preferred stock outstanding and entitled to vote.

      Stockholder of Record: Shares Registered in Your Name

      If on February 22, 2005, your shares were registered directly in your name with our transfer agent, American Stock Transfer and Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

      Beneficial Owner: Shares Registered in the Name of a Broker or Bank

      If on February 22, 2005, your shares were not registered in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the special meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the special meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

      There is only one matter scheduled for a vote: the approval of a proposed amendment to our Certificate of Incorporation to increase the authorized number of shares of common stock from 45,000,000 to 195,000,000 shares.

How do I vote?

      For each matter to be voted on, you may vote "For," "Against" or "Abstain" from voting. The procedures for voting are fairly simple:

      Stockholder of Record: Shares Registered in Your Name

      If you are a stockholder of record, you may vote in person at the special meeting or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

>> To vote in person, come to the special meeting and we will give you a ballot when you arrive.

>> To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

      Beneficial Owner: Shares Registered in the Name of Broker or Bank

      If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank, if these options are offered by your broker or bank. To vote in person at the special meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials or contact your broker or bank to request a proxy form.

How many votes do I have?

      You have one vote for each share of common stock you own as of February 22, 2005 and one thousand votes for each share of Series A preferred stock you own as of February 22, 2005. For any other matter, you have one hundred votes for each share of Series A preferred stock you own as of February 22, 2005.

What if I return a proxy card but do not make a specific choice?

      If you return a signed and dated proxy card without marking any voting selection, your shares will be voted "For" the amendment of our Certificate of Incorporation. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

      We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

      If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

      Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

>> You may submit another properly completed proxy card with a later date.

>> You may send a written notice that you are revoking your proxy to GraphOn's
   Secretary at 3130 Winkle Avenue, Santa Cruz, California, 95065.

>> You may attend the special meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals due for next year's annual meeting?

      To be considered for inclusion in next year's proxy materials, your proposal must be submitted in writing to William Swain, our Secretary, at our address, by July 27, 2005. If you wish to submit a proposal that is not to be included in next year's proxy materials or nominate a director, you must do so by notifying our Secretary not fewer than 120 days prior to next year's annual meeting. You are also advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

How are votes counted?

      Votes will be counted by the inspector of election appointed for the meeting, who will separately count "For," "Against" and "Abstain" votes and broker non-votes. Abstentions and broker non-votes will be counted towards the vote total for the proposal and will have the same effect as "Against" votes.

      If your shares are held by your broker as your nominee (that is, in "street name"), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker cannot vote your shares at the special meeting in the absence of your voting instructions.

How many votes are needed to approve the proposal?

      To be approved, the proposal to amend our Certificate of Incorporation to increase the authorized number of shares of common stock from 45,000,000 to 195,000,000 shares, must receive a "For" vote from the majority of the voting power of the outstanding shares either in person or by proxy. If you do not vote, or "Abstain" from voting, it will have the same effect as an "Against" vote. Broker non-votes will have the same effect as "Against" votes. In connection with the private placement, Robert Dilworth, our Chairman and Chief Executive Officer, William Swain, our Chief Financial Officer, and each member of our board of directors has agreed to vote all shares of our capital stock that he holds and that are eligible to be voted at the special meeting in favor of the approval of the amendment to our Certificate of Incorporation set forth in Proposal 1. As of February 2, 2005, the signatories to this voting agreement held an aggregate of 327,780 shares of our common stock.

What is the quorum requirement?

      A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if a majority of the voting power of the outstanding shares are represented by stockholders present at the meeting in person or by proxy. On the record date, there were [__________] shares of common stock and 148,148 shares of Series A preferred stock outstanding and entitled to vote.

      Your shares will be counted towards a quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the special meeting?

      Preliminary voting results will be announced at the special meeting. Final voting results will be published in our quarterly report on Form 10-Q for the first quarter of 2005.

                                   PROPOSAL 1

      APPROVAL OF INCREASE IN NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

      The Board of Directors is requesting stockholder approval of an amendment to our Restated Certificate of Incorporation to increase our authorized number of shares of common stock from 45,000,000 shares to 195,000,000 shares.

      The additional common stock to be authorized by adoption of the amendment would have rights identical our currently outstanding common stock. Adoption of the proposed amendment would not affect the rights of the holders of our currently outstanding common stock, except for effects incidental to increasing the number of shares of our common stock outstanding, such as dilution of the earnings per share and voting rights of current holders of common stock. If the amendment is adopted, it will become effective upon the acceptance for filing of a Certificate of Amendment of our Restated Certificate of Incorporation by the Secretary of State of the State of Delaware.

      In February 2005, we issued and sold to certain individuals and entities, in a private placement, 148,148 shares of Series A preferred stock at a price per share of $27.00, warrants to acquire 14,815 shares of Series A preferred stock at an exercise price of $27.00 per share, exercisable for five years, and warrants to acquire 81,477 shares of Series B preferred stock at an exercise price of $40.00 per share, exercisable for five years. Upon the effectiveness of the Certificate of Amendment submitted at the Special Meeting for stockholder approval, each share of Series A preferred stock will automatically convert into 100 shares of our common stock and each warrant will automatically convert into a warrant to purchase that number of shares of common stock equal to the number of shares of preferred stock subject to the warrant multiplied by 100. As a result, of the 150,000,000 additional shares of common stock proposed to be authorized, upon the effectiveness of the Certificate of Amendment, approximately 14,814,800 will be issued to the holders of outstanding shares of Series A preferred stock upon the automatic conversion of such shares. In addition, upon the effectiveness of the Certificate of Amendment, all outstanding warrants to purchase shares of Series A preferred stock and Series B preferred stock will be converted into warrants to purchase shares of common stock. Approximately 9,629,000 of the newly authorized shares will be reserved for issuance upon the exercise of such common stock warrants.

      If the Certificate of Amendment is not effective before July 1, 2005, the holders of Series A preferred stock and Series B preferred stock will be entitled to a 10% annual cumulative dividend that begins to accrue on such date. In addition, one of our agreements with the private placement investors provides that if we fail to use our best efforts to cause the Special Meeting of Stockholders to take place within 90 days after the closing of the private placement, we shall pay to the investors in the private placement a cash penalty equal to 25% of the aggregate amount invested by each investor in the private placement. If the meeting occurs as currently scheduled, no such penalty would be payable.

      In connection with the private placement, Messrs. Dilworth and Swain, as well as each member of our board of directors, have agreed to vote all shares of our capital stock that they hold and that are eligible to be voted at the special meeting in favor of the approval of the amendment to our Certificate of Incorporation set forth in this Proposal 1. As of February 2, 2005, the signatories to this voting agreement held an aggregate of 327,780 shares of our common stock.

      In addition to the [_________] shares of common stock outstanding on February 22, 2005, the Board has reserved [6,042,900] shares for issuance upon exercise of options, including options granted or to be granted under GraphOn's stock option and stock purchase plans, and up to approximately [13,305,689] shares of common stock that may be issued upon exercise of warrants to purchase our common stock.

      Although at present our board of directors has no other plans to issue the newly authorized shares of common stock, it desires to have the shares available to provide additional flexibility to use its capital stock for business and financial purposes in the future. The additional shares may be used for various purposes without further stockholder approval. These purposes may include: raising capital; providing equity incentives to employees, officers or directors; establishing strategic relationships with other companies; expanding our business or product lines through the acquisition of other businesses or products; and other purposes.

      The additional shares of common stock that would become available for issuance if the proposal is adopted could also be used by us to oppose a hostile takeover attempt or to delay or prevent changes in control or management. For example, without further stockholder approval, our board of directors could adopt a "poison pill" that would, under certain circumstances related to an acquisition of shares not approved by our board of directors, give certain holders the right to acquire additional shares of common stock at a low price, or our board of directors could strategically sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor our current board of directors. Although this proposal to increase the authorized common stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is our board of directors currently aware of any such attempts directed at us), nevertheless, stockholders should be aware that approval of this proposal could facilitate future efforts by us to deter or prevent changes in control, including transactions in which our stockholders might otherwise receive a premium for their shares over then current market prices.

      The affirmative vote of the holders of a majority of the voting power of the outstanding shares of common stock and preferred stock, voting together as a single class, will be required to approve this amendment to our Restated Certificate of Incorporation. As a result, abstentions and broker non-votes will have the same effect as negative votes. With respect to the vote on this Proposal 1, holders of Series A preferred stock will have one thousand votes for each share of Series A preferred stock owned on the record date.

                        OUR BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 1.

                             PRINCIPAL STOCKHOLDERS

      The following table sets forth certain information as of February 3, 2005, with respect to the beneficial ownership of shares of our common stock or preferred stock held by: (i) each director; (ii) each person known by us to beneficially own 5% or more of our common stock or preferred stock; (iii) each executive officer named in the Summary Compensation Table contained in the proxy statement for GraphOn's 2004 Annual Meeting of Stockholders; and (iv) all directors and executive officers as a group. Unless otherwise indicated, the address for each stockholder is c/o GraphOn Corporation, 3130 Winkle Avenue, Santa Cruz, California 95065.

                                                            Beneficial Ownership
                                 -------------------------------------------------------------------------
                                                                                         Common Stock
                                       Common Stock             Preferred Stock       Post-Conversion(2)
                                 ------------------------  ------------------------  ---------------------
                                    Shares                    Shares
  Name and Address of            Beneficially  Percent of  Beneficially  Percent of
    Beneficial Owner               Owned (1)    Class (%)    Owned (1)    Class (%)   Percent of Class (%)
------------------------         ------------  ----------  ------------  ----------   --------------------
Orin Hirschman (3)......           4,565,217      13.90        45,552       27.89             18.54
  6006 Berkeley Avenue
  Baltimore, MD  21209
Robert Dilworth (4).....             693,820       2.17             -           -              1.48
August P. Klein (5).....             445,760       1.41             -           -                 *
Michael Volker (6)......             366,200       1.16             -           -                 *
Gordon Watson (7).......             280,000          *             -           -                 *
Ralph Wesinger (8)......           4,830,207      15.41             -           -             10.47
Crystal Bay Capital,LLC (9)        1,847,262       5.90             -           -              4.00
  60 Prospect Street
  Woodside, CA 94062
IDT Capital, Inc. (10)..                   -          -        55,555       33.33             11.57
  520 Broad Street
  Newark, NJ 07102
Ganot Corporation (11).                    -          -         8,334        5.52              1.80
  4000 Hollywood Blvd. #530
  N Hollywood, FL 33021
Mazel D&K (12)..........                   -          -        11,110        7.31              2.39
  3666 Shannon Rd
  Cleveland Hts., OH 44118
Hershel P. Berkowitz(13)             978,261       3.09        10,000        6.60              4.23
  441 Yeshiva Lane, Apt. 1A
  Baltimore, MD 21208
Jack M. Dodick (14).....                   -          -         8,845        5.85              1.90
  535 Park Avenue
  New York, NY 10021
Paul Packer (15)........           1,043,478       3.29        27,778       17.65              8.06
  60 Broad Street, 38th Floor
  New York, NY 10004
Globis Capital Partners (15)         717,391       2.27        16,666       10.84              5.08
  60 Broad Street, 38th Floor
  New York, NY 10004
Anfel Trading Limited (16)                 -          -        19,443       12.57              4.16
  P.O. Box 3236
  Ramat-Gan 52131, Israel
Griffin Securities Inc. (17)          93,750          *        22,222       14.29              5.14
  17 State Street
  New York, NY 10004
Cam Co (18).............                   -          -        13,888        9.09              2.98
  466 Arbuckle Avenue
  Cedarhurst, NY 11516
All current executive              2,382,780       7.14             -           -              4.94
officers and directors
as a group (5 persons)(19)
---------------------------

*     Denotes less than 1%.

(1) As used in this table, beneficial ownership means the sole or shared power to vote, or direct the voting of, a security, or the sole or shared power to invest or dispose, or direct the investment or disposition, of a security. Except as otherwise indicated, based on information provided by the named individuals, all persons named herein have sole voting power and investment power with respect to their respective shares of our common stock, except to the extent that authority is shared by spouses under applicable law, and record and beneficial ownership with respect to their respective shares of our common stock. With respect to each stockholder, any shares issuable upon exercise of all options and warrants held by such stockholder that are currently exercisable or will become exercisable within 60 days of February 3, 2005 are deemed outstanding for computing the percentage of the person holding such options, but are not deemed outstanding for computing the percentage of any other person. Percentage ownership of our common stock is based on 31,332,247 shares of common stock outstanding as of February 3, 2005. Percentage ownership of our preferred stock is based on 148,148 shares of our Series A preferred stock outstanding as of February 3, 2005. Upon the effectiveness of the Certificate of Amendment that is the subject of Proposal 1, each share of our Series A preferred stock will be converted into 100 shares of our common stock and each warrant that is exercisable for shares of our Series A or Series B preferred stock will be converted into a warrant exercisable for that number of shares of our common stock equal to the number of shares of Series A or Series B preferred stock subject to the warrant multiplied by 100. The effects of the conversion of our preferred stock into common stock are reflected in the "Common Stock Post-Conversion" column of this table, but are not reflected in the "Common Stock" columns of this table.

(2) Assumes the conversion of each share of our Series A preferred stock into 100 shares of our common stock and the conversion of each warrant that is exercisable for shares of our Series A or Series B preferred stock into a warrant exercisable for that number of shares of our common stock equal to the number of shares of Series A or Series B preferred stock subject to the warrant multiplied by 100. Percentage is based on 46,147,047 shares of common stock outstanding post-conversion.

(3) Includes 1,521,739 shares of common stock issuable upon the exercise of outstanding warrants. Also includes 30,368 shares of Series A preferred stock held by AIGH Investment Partners, LLC ("AIGH") and 15,184 shares of Series B preferred stock upon the exercise of a warrant held by AIGH. Mr. Hirschman is the managing member of AIGH and has sole voting and dispositive power with respect to the shares held by AIGH.

(4) Includes 640,000 shares of common stock issuable upon the exercise of outstanding options.

(5) Includes 295,000 shares of common stock issuable upon the exercise of outstanding options.

(6) Includes 260,000 shares of common stock issuable upon the exercise of outstanding options.

(7) Includes 280,000 shares of common stock issuable upon the exercise of outstanding options.

(8) Based on information contained in a Schedule 13G filed by Mr. Wesinger on February 10, 2005. Includes 1,569,816 shares held in escrow pursuant to the terms of an escrow agreement (the "NES Escrow Agreement") entered into in connection with the acquisition by GraphOn of Network Engineering Systems, Inc. ("NES"). For the duration of the escrow, Mr. Wesinger has the right to vote, but not to dispose of, such shares. Does not included 1,000,000 of common stock issuable upon the exercise of an option, which is not exercisable within 60 days of February 3, 2005.

(9) Includes 185,625 shares held in escrow pursuant to the terms of the NES Escrow Agreement. Nicholas Sprinkel is the managing member of Crystal Bay Capital, LLC ("CBC") and has sole voting and dispositive power with respect to the shares held by CBC. For the duration of the escrow, Mr. Sprinkel has the right to vote, but not to dispose of, such shares.

(10) Includes 18,518 shares of Series B preferred stock issuable upon the exercise of a warrant.

(11) Includes 2,778 shares of Series B preferred stock issuable upon the exercise of a warrant. Sisel Klurman exercises sole voting and dispositive power with respect to the listed shares.

(12) Includes 3,703 shares of Series B preferred stock issuable upon the exercise of a warrant.

(13) Includes 326,087 shares of common stock issuable upon the exercise of a warrant and 3,333 shares of Series B preferred stock issuable upon the exercise of a warrant.

(14) Includes 2,948 shares of Series B preferred stock issuable upon the exercise of a warrant.

(15) Mr. Packer is the Managing Member of Globis Capital Partners ("Globis") and is the Managing Member of the general partner of the manager of Globis Overseas Fund, Ltd. ("Globis Overseas"). Mr. Packer exercises sole voting and dispositive power with respect to the shares beneficially owned by Globis and Globis Overseas. Mr. Packer's beneficial ownership figures include 5,555 shares of Series B preferred stock issuable upon the exercise of a warrant held by Globis, 1,852 shares of Series B preferred stock issuable upon the exercise of a warrant held by Globis Overseas, 11,111 shares of Series A preferred stock held by Globis and 3,704 shares of Series A preferred stock held by Globis Overseas.

(16) Includes 12,962 shares of Series B preferred stock issuable upon the exercise of a warrant. Tzvi Levy exercises sole voting and dispositive power with respect to the listed shares.

(17) Includes 187,500 shares of common stock issuable upon the exercise of warrants, 14,815 shares of Series A preferred stock issuable upon the exercise of warrants and 7,407 shares of Series B preferred stock issuable upon the exercise of warrants. Mr. Adrian Stecyk, the Chief Executive Officer of Griffin Securities, exercises voting and investment power over the shares held by this entity. Mr. Stecyk disclaims beneficial ownership of the shares, except to the extent of his pecuniary interest therein.

(18) Includes 4,629 shares of Series B preferred stock issuable upon the exercise of a warrant. Charles Alpert exercises sole voting and dispositive power with respect to the listed shares.

(19) Includes 2,055,000 shares of common stock issuable upon the exercise of outstanding options.

                         HOUSEHOLDING OF PROXY MATERIALS

      The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

      This year, a number of brokers with account holders who are GraphOn stockholders will be "householding" our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to William Swain, our Secretary, at our address or contact William Swain at (800) 472-7466. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request "householding" of their communications should contact their broker.

                                  OTHER MATTERS

      The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                          By Order of the Board of Directors

                          /S/ WILLIAM SWAIN

                          William Swain, Secretary

February __, 2005

                                     PROXY

                               GRAPHON CORPORATION

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE SPECIAL MEETING OF STOCHOLDERS
                          TO BE HELD ON MARCH 29, 2005

      The undersigned hereby appoints Robert Dilworth and William Swain, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all shares of stock of GraphOn Corporation that the undersigned may be entitled to vote at the Special Meeting of Stockholders of GraphOn Corporation to be held at 3130 Winkle Avenue, Santa Cruz, California on Tuesday, March 29, 2005 at 9:00 a.m. local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

[X] Please mark votes as in this example.

MANAGEMENT RECOMMENDS A VOTE "FOR" PROPOSAL 1.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

                                                         FOR  AGAINST  ABSTAIN

1. To approve an amendment to GraphOn's Certificate      [ ]    [ ]       [ ]
   of Incorporation to increase the authorized number of shares of common stock from 45,000,000 to 195,000,000 shares.



                                       Please vote, date and promptly return
                                       this proxy in the enclosed return
                                       envelope which is postage prepaid if
                                       mailed in the United States.

                                       Please sign exactly as your name appears hereon. If stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating that if signer is a partnership, please sign in partnership name by authorized person.



Signature:                     Date:
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Signature:                     Date:
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